Exhibit 10.3

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This Amendment is made effective as of this 31st day of December, 2012, by and between Cardiovascular Systems, Inc. (the “Corporation”) and Kevin J. Kenny (“Employee”).

WHEREAS, the Corporation and Employee entered into an Employment Agreement dated April 15, 2011, (the “Agreement”), which provides for severance if Employee’s employment is terminated by the Corporation without Cause or by Employee for Good Reason; and

WHEREAS, it has come to the Corporation’s attention that certain provisions of the Agreement should be clarified for compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the notices, regulations and other guidance of general applicability issued thereunder (“Code Section 409A), and the parties desire to amend the Agreement for compliance with Code Section 409A in accordance with Notice 2010-80.

NOW, THEREFORE, the parties agree as follows:

1. The first paragraph of Section 11.3 of the Agreement is hereby amended in its entirety to read as follows:

“Severance. If at any time after Employee has been continuously employed by the Corporation for six months, Employee is terminated by the Corporation without Cause (as defined below), or Employee terminates his employment for Good Reason (as defined below), and Employee executes, returns and does not rescind, and all rescission periods have expired, by the 60th day after the termination of Employee’s employment, a release of claims agreement in a form supplied by the Corporation, then the Corporation shall: (i) pay Employee at regular payroll intervals, beginning on the next regularly scheduled payday coinciding with or immediately following the 60th day after the termination of the Employee’s employment (subject to the application of Code Section 409A as set forth in Section 11.4 below), an amount equal to twelve (12) months of Employee’s then current base salary; and (ii) continue to pay the Corporation’s ordinary share of premiums for twelve (12) calendar months for Employee’s COBRA continuation coverage in the Corporation’s group medical, dental, and life insurance plans (as applicable), provided Employee timely elects such continuation coverage and timely pays Employee’s share of such premiums, if any.”

2. Section 11.4 of the Agreement is hereby amended in its entirety to read as follows:

“IRC Section 409A. This Agreement is intended to comply with Internal Revenue Code Section 409A (‘Code Section 409A’) or an exemption thereunder and shall be construed and administered in accordance with Code Section 409A. Any payments to be made under this Agreement upon a termination of employment shall only be made if such termination of employment constitutes a ‘separation from service’ under Code Section 409A. Notwithstanding any other provision of this Agreement to the contrary, if any of the payments described in this Agreement are subject to the requirements of Code Section 409A and the Corporation determines that Employee is a “specified employee” as defined in Code Section 409A as of the date of Employee’s termination of employment, all or a portion of such payments will not be paid or commence until the first payroll date that occurs after the six-month anniversary of the date of Employee’s termination of employment, or, if earlier, the date of Employee’s death, but only to the extent such delay is required for compliance with Code Section 409A. Further, notwithstanding anything in this Agreement to the contrary, the Corporation expressly reserves the right to amend this Agreement without Employee’s consent to the extent necessary to comply with Code Section 409A, as it may be amended from time to time, and the regulations, notices and other guidance of general applicability issued thereunder.”

3. Except as set forth herein, all provisions of the Agreement shall remain in full force and effect without modification. Further, nothing in this Amendment is intended to modify the amount, timing or form of payment for the deferred compensation benefits described in the Agreement, and this Amendment shall, at all times, be construed in compliance with Code Section 409A.

4. Capitalized terms used in this Amendment, but not otherwise defined, shall have the meanings assigned to them under the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Laurence L. Betterley
Its: Chief Financial Officer

/s/ Kevin J. Kenny Kevin J. Kenny